Exhibit 10.2

AWARD AGREEMENT (NON-QUALIFIED STOCK OPTION)

under the
MECHANICAL TECHNOLOGY, INCORPORATED
AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

THIS AGREEMENT is made as of the ___ day of _____, 20__, by and between Mechanical Technology, Incorporated, a New York corporation (the "Company"), and [NAME OF DIRECTOR] (the "Optionee").

WITNESSETH:

WHEREAS, the Optionee is now a Director of the Company, and the Company desires to provide additional incentives to the Optionee, to encourage stock ownership by the Optionee, and to encourage the Optionee to remain as a Director of the Company, and as an inducement thereto the Company has determined to grant to the Optionee a non-qualified stock option pursuant to the Company's Amended and Restated 2006 Equity Incentive Plan ("Plan");

NOW, THEREFORE, it is agreed between the parties as follows:

1.	Grant of Option. Subject to the terms and conditions hereof, the Company hereby grants to the Optionee the right and option (the "Option") to purchase from the Company up to, but not exceeding in the aggregate, __________ shares of the Company's Common Stock, par value $0.01 ("Common Stock"), at a price of $ __________ per share (the "fair market value" of the Common Stock, determined as provided in the Plan, on the date of grant of this Option). This option is not intended to meet the requirements for "incentive stock options" under Section 422A of the Internal Revenue Code (the "Code").

2.	Right to Exercise Option. The Option hereby granted may be exercised immediately upon the grant hereof, and shall remain exercisable until exercised or until the expiration of the Option (as hereinafter provided), whichever occurs first. Any provision of this Agreement notwithstanding, this Option shall not be exercisable on or after [10 years after the date of grant], on which date all Options hereunder shall expire.

3.	Death. If the Optionee should die the executor or administrator of the estate of the Optionee, or the person or persons to whom the Option shall have been transferred by will or by the laws of descent and distribution, shall have the right, within one year from the date of the Optionee's death, to exercise this Option to the extent that it shall have been exercisable and unexercised on the date of the Optionee's death, subject to any other limitation on the exercise of such Option in effect at the date of exercise.

4.	Exercise of Option. The Optionee, from time to time during the period when the Option hereby granted may by its terms be exercised, may exercise the Option in whole or in part as at the time permitted, by delivery to the Company of:

(a) a written notice signed by the Optionee (i) stating the number of shares that the Optionee has elected to purchase at that time from the Company, and (ii) upon the request of the Company, representing that the Optionee is acquiring the shares being purchased for investment and not for resale; and

(b) payment for the shares in the form of either (i) cash, personal check, bank draft, money order, (ii) the surrender of previously-acquired shares of the Company's Common Stock, duly endorsed for transfer (or with duly executed stock powers attached), or (iii) a written election to have shares of the Company's Common Stock withheld from the shares to be received by the Optionee upon exercise of the Option (the aggregate fair market value of which shares will satisfy in full or in part the exercise price of the Option), for an amount equal to the purchase price of the shares then to be purchased.

After receipt of the foregoing and subject to Section 5 below and to any restrictions imposed pursuant to the next paragraph, in the case of the Optionee's surrender of any previously-acquired shares that are subject to a risk of forfeiture, the Company shall issue the shares in the name of the Optionee and deliver the certificates therefor to the Optionee.

Any previously-acquired shares surrendered in payment of a portion of the exercise price may include shares subject to a risk of forfeiture that were issued under this Plan or another plan of the Company, but in such case any shares issued upon exercise of this Option, the purchase or exercise price of which was paid for by surrendering shares subject to a risk of forfeiture, shall themselves be subject to the same risk of forfeiture for the same period and on the same terms as the shares so surrendered as payment. Shares of the Company's Common Stock (including shares to be acquired pursuant to the exercise of this Option) that are surrendered as payment for shares purchased pursuant to the exercise of this Option shall be valued, for such purpose, at the "fair market value" of the Company's Common Stock, determined in accordance with the Plan, on the business day preceding the date of surrender of the certificates for such shares to the Company, duly endorsed for transfer (or with duly executed stock powers attached) and accompanied by a notice of election to exercise the Option (in the case of the surrender of already-owned shares) or on the business day preceding the date of the Optionee's delivery to the Company of a notice of election to exercise the Option and written election to have shares withheld from the shares to be received by the Optionee upon exercise of the Option (in the case of shares to be acquired pursuant to the exercise of this Option), as the case may be.

5.	Compliance With Securities Laws. Anything to the contrary herein notwithstanding, the Company's obligation to sell and deliver stock under this Option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell and deliver stock pursuant hereto unless and until it receives satisfactory proof that the issuance or transfer of such shares will not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or the provisions of any state law governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and state laws.

6.	Non-Assignability. The Option hereby granted shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and except as specifically set forth herein, the Option may be exercised during the Optionee's lifetime only by the Optionee. Any transferee of the Option shall take the same subject to the terms and conditions of this Agreement. No such transfer of the Option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Agreement. No assignment or transfer of this Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except a transfer by the Optionee by will or by the laws of descent and distribution, shall vest in the purported assignee or transferee any interest or right herein whatsoever.

7.	Withholding. The Optionee hereby authorizes the Company to withhold from his compensation or other payments due to him, or agrees to tender the applicable amount to the Company, in cash or shares of the Company's Common Stock then owned by the Optionee, to satisfy any requirements for withholding of income and employment taxes in connection with the exercise of the Option granted hereby; shares of the Company's Common Stock that are surrendered in payment of the Optionee's withholding and other tax obligations shall be valued, for such purpose, at the "fair market value" of the Company's Common Stock, determined in accordance with the Plan, on the business day preceding the date of surrender of the certificates for such shares to the Company for such purpose, duly endorsed for transfer (or with duly executed stock powers attached).

8.	Disputes. As a condition to the granting of the Option granted hereby, the Optionee and the Optionee's successors and assigns agree that any dispute or disagreement which shall arise under or as a result of this Agreement shall be determined by the Board of Directors of the Company in its sole discretion and judgment (or by such Committee of the Board, or such other person or groups of persons, to whom the Board may have delegated such authority and responsibility), and that any such determination and any interpretation by the Board (or any such committee, person or group of persons) of the terms of this Agreement shall be final and shall be binding and conclusive for all purposes.

9.	Adjustments. In the event of any stock dividend, stock split, reclassification, merger, consolidation, or similar transaction affecting the shares covered by this Option, the rights of the Optionee shall be as provided in the Plan and any adjustment therein provided, if any, shall be made in accordance with the Plan.

10.	Rights as Shareholder. The Optionee shall have no rights as a shareholder of the Company with respect to any of the shares covered by this Option until the issuance of a stock certificate or certificates upon the exercise of the Option in full or in part and payment by the Optionee of the purchase price for such shares, and then only with respect to the shares represented by such certificate or certificates.

11.	Notices. Every notice relating to this Agreement shall be in writing and if given by mail shall be given by registered or certified mail with return receipt requested. All notices to the Company shall be delivered to the Secretary at the Company's headquarters in Albany, New York, or addressed to the Secretary of the Company and mailed to him at:

Mechanical Technology, Inc. 431 New Karner Road Albany, New York 12205

All notices by the Company to the Optionee shall be delivered to the Optionee personally or addressed to the Optionee at the Optionee's last residence address as then contained in the records of the Company or such other address as the Optionee may designate. Either party by notice to the other may designate a different address to which notices shall be addressed. Any notice given by the Company to the Optionee at the Optionee's last designated address shall be effective to bind any other person who shall acquire rights hereunder.

12.	"Optionee" to Include Certain Transferees. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically apply to any other person or persons to whom the Option, in accordance with the provisions of Section 6 hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

13.	Governing Law. This Agreement has been made in and shall be construed in accordance with the laws of the State of New York.

14.	Provisions of Plan Controlling. The provisions hereof are subject to the terms and provisions of the Plan, a copy of which will be provided to the Optionee upon request. In the event of any conflict between the provisions of this Option and the provisions of the Plan, the provisions of the Plan shall control. Capitalized terms used and not defined herein shall have the meaning, if any, set forth in the Plan.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MECHANICAL TECHNOLOGY, INCORPORATED

By:
Name:
Title:

Optionee

NOTICE OF EXERCISE OF NONQUALIFIED STOCK OPTION
GRANTED UNDER THE MECHANICAL TECHNOLOGY, INCORPORATED
AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

Secretary
Mechanical Technology, Incorporated
431 New Karner Road
Albany, New York 12205

Dear Sir/Madam:

A non-qualified stock option ("Option") was granted to me on _____________, 20__ to purchase _____________shares of Mechanical Technology, Incorporated Common Stock, par value $0.01 per share, at a price of $_____per share.

I hereby elect to exercise my Option with respect to _______shares.

Payment of the purchase price for the shares being purchased upon my exercise of the Option is enclosed herewith as follows (must equal total purchase price for the shares):

$_______	By personal check, cash, bank draft or money order, in such amount;

$_______	By the surrender of certificates, enclosed herewith, for _______ shares of Mechanical Technology, Incorporated Common Stock registered in my name, which shares had a "fair market value, as of the close of business yesterday, equal to such amount; and/or

$_______	By my election hereby to have _______ shares of Mechanical Technology, Incorporated Common Stock withheld from the shares to be received by me upon exercise of the Option, which shares had a "fair market value, as of the close of business yesterday, equal to such amount.

I authorize the Company to withhold from my compensation or other payments due to me, or agree to tender the applicable amount to the Company, to satisfy any requirements for withholding of income and employment taxes due as a result of my exercise of this option.

I represent that the shares of stock that I am purchasing upon this exercise of my Option are being purchased for investment purposes and not with a view to resale. This representation shall not be binding upon me if the shares of Common Stock that I am purchasing are subject to an effective Registration Statement under the Securities Act of 1933.

__________________________________
 Optionee

Dated: ________________, 20__